As filed with the Securities and Exchange Commission on May 18, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

QUANTA SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2851603 (I.R.S. Employer Identification Number)

2800 Post Oak Boulevard, Suite 2600
Houston, Texas 77056
(713) 629-7600
(Address, including zip code, telephone number, including area code, of principal executive offices)

Quanta Services, Inc. 2007 Stock Incentive Plan
(Full title of the plan)

Tana L. Pool
Vice President and General Counsel
Quanta Services, Inc.
2800 Post Oak Boulevard, Suite 2600
Houston, Texas 77056
(713) 629-7600
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Christine B. LaFollette
Shar Ahmed
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
(713) 220-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock, par value $0.00001 per share	178,815	$19.59	$3,502,985.85	$406.70

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended. The above calculation is based on the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on May 12, 2011.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 178,815 shares of common stock, par value $0.00001 per share, of Quanta Services, Inc., or the Company, that may be issued pursuant to awards granted under the Quanta Services, Inc. 2007 Stock Incentive Plan, or the 2007 Plan. The additional 178,815 shares of common stock that are the subject of this Registration Statement relate to additional shares of common stock that have become available pursuant to the terms of the 2007 Plan.
     In accordance with Instruction E to the General Instructions to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-143923) relating to the 2007 Plan that the Company filed with the Securities and Exchange Commission, or the Commission, on June 20, 2007 are hereby incorporated by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Commission are incorporated herein by reference, other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K or exhibits filed under Item 9.01 relating to those Items, unless expressly stated otherwise therein:
(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (File No. 001-13831), filed with the Commission on March 1, 2011;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (File No. 001-13831), filed with the Commission on May 6, 2011;

(c)	the Company’s Current Reports on Form 8-K filed with the Commission since December 31, 2010:
(1)	Current Report on Form 8-K (File No. 001-13831), filed with the Commission on March 7, 2011;

(2)	Current Report on Form 8-K (File No. 001-13831), filed with the Commission on March 25, 2011; and
(d)	the Company’s Form 8-A12B (File No. 001-13831), filed with the Commission on January 28, 1998, as amended by the Form 8-A12B/A (Amendment No. 1) (File No. 001-13831), filed with the Commission on February 5, 1998, and as amended by the Form 8-A12B/A (Amendment No. 2) (File No. 001-13831), filed with the Commission on February 6, 1998.
     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, excluding any information furnished pursuant to any Current Report on Form 8-K, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 5. Interests of Named Experts and Counsel.
     The validity of the securities has been passed upon by Carolyn M. Campbell, the Company’s Deputy General Counsel. As of May 12, 2011, Ms. Campbell owned 4,759 shares of the Company’s common stock (including restricted stock).
Item 8. Exhibits.
     See Index to Exhibits, attached hereto, which Index to Exhibits is hereby incorporated into this Item 8.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Quanta Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas on May 18, 2011.

QUANTA SERVICES, INC.
By:	/s/ John R. Colson
John R. Colson
Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Colson and James H. Haddox, each of whom may act without joinder of the other, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the listed capacities on May 18, 2011:

Name	Title

/s/ John R. Colson	Chief Executive Officer, Director
John R. Colson	(Principal Executive Officer)

/s/ James H. Haddox	Chief Financial Officer
James H. Haddox	(Principal Financial Officer)

/s/ Derrick A. Jensen	Senior Vice President — Finance and Administration and
Derrick A. Jensen	Chief Accounting Officer (Principal Accounting Officer)

/s/ James R. Ball	Director
James R. Ball

/s/ J. Michal Conaway	Director
J. Michal Conaway

/s/ Ralph R. Disibio	Director
Ralph R. Disibio

/s/ Vincent D. Foster	Director
Vincent D. Foster

Name	Title

/s/ Bernard Fried	Director
Bernard Fried

/s/ Louis C. Golm	Director
Louis C. Golm

/s/ Worthing F. Jackman	Director
Worthing F. Jackman

/s/ Bruce Ranck	Director
Bruce Ranck

/s/ John R. Wilson	Director
John R. Wilson

/s/ Pat Wood, III	Director
Pat Wood, III

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibits
4.5	Quanta Services, Inc. 2007 Stock Incentive Plan (previously filed as Exhibit 99.1 to the Company’s Form 8-K (File No. 001-13831) filed May 29, 2007 and incorporated herein by reference)

5.1*	Opinion of Carolyn M. Campbell regarding legality of securities being registered

23.1*	Consent of Carolyn M. Campbell (included in Exhibit 5.1 filed herewith)

23.2*	Consent of PricewaterhouseCoopers LLP

24.1*	Powers of Attorney (included on signature page)

*	Filed herewith.